Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE Investors: Jennifer Beatty 314/994.2781

Arch Coal Announces Pricing of $350 Million Senior Secured Second Lien Notes Offering

ST. LOUIS, Dec. 12, 2013 —Arch Coal, Inc. (NYSE:ACI) today announced the pricing of $350 million aggregate principal amount of its 8.000% Senior Secured Second Lien Notes due 2019 (the “2019 Notes”) at an issue price of 100% of principal amount. The offering was upsized to $350 million from the previously announced $300 million due to strong demand. Arch will pay interest on the 2019 Notes on January 15 and July 15 of each year, beginning on July 15, 2014.

As previously announced, the 2019 Notes will be secured on a second priority basis, subject to certain exceptions and permitted liens, by the assets of Arch and Arch’s subsidiaries that guarantee indebtedness under Arch’s existing senior secured credit facility on a first priority basis. Such subsidiaries will guarantee the 2019 Notes on a senior secured basis.

The 2019 Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The offering is subject to market and other customary conditions.

Arch intends to use the net proceeds from the offering of the 2019 Notes, together with the net proceeds of a Term Loan B facility it expects to complete substantially concurrently with the closing of the offering of 2019 Notes and cash on hand, to fund the purchase of any and all of its outstanding 8.750% Senior Notes due 2016 (the “2016 Notes”) in its previously announced tender offer and consent solicitation (the “Tender Offer”) and the redemption of any of the 2016 Notes that remain outstanding if Arch purchases less than all of the outstanding 2016 Notes in the Tender Offer.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is not an offer to sell, a solicitation of an offer to sell or a solicitation of an offer to buy any securities. The 2019 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

The terms and conditions of the Tender Offer are described in an Offer to Purchase and Consent Solicitation Statement, dated December 2, 2013 (the “Statement”), and a related Consent and Letter of Transmittal, which have been sent to holders of the 2016 Notes. This news release is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Tender Offer is made only by, and pursuant to the terms of, the Statement and the related Consent and Letter of Transmittal. In addition, this news release does not constitute a notice of redemption of the 2016 Notes under the optional redemption provisions of the indenture governing the 2016 Notes.

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents. Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation. The company controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to all major railroads, inland waterways and a growing number of seaborne trade channels.

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Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.